                                                                EXHIBIT 12.1

        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                  Inception
                                                  (July 16,
                                                    1993)
                                                   through                                  Three Months
                                                 December 31,    Year Ended December 31,   Ended March 31,
                                                 ------------    -----------------------   ---------------
                                                     1993        1994     1995     1996     1996     1997
                                                  -----------    -----   ------   ------   ------   ------
Consolidated pretax income
 from continuing operations                              (395)   2,771   10,947   31,003    4,602    9,923

Fixed charges per below                                    27    2,786    8,358    6,514    1,626    2,771

Less interest capitalized during the period                 0        0        0     (115)       0        0
                                                  -----------    -----   ------   ------   ------   ------
Earnings                                                 (368)   5,497   19,305   37,402    6,228   12,694
                                                  -----------    -----   ------   ------   ------   ------
Interest                                                   16    2,276    6,978    4,656    1,285    2,203

Interest portion of rental expense                         11      408      834    1,439      259      542

Net amortization of debt issuance costs                     0      102      546      304       82       26

Interest capitalized during the period                      0        0        0      115        0        0
                                                  -----------    -----   ------   ------   ------   ------
Fixed Charges                                              27    2,786    8,358    6,514    1,626    2,771
                                                  -----------    -----   ------   ------   ------   ------
Ratio of Earnings to Fixed Charges                      (13.6)     2.0      2.3      5.7      3.8      4.6
                                                  ===========    =====   ======   ======   ======   ======

Consolidated pretax income
 from continuing operations                                                       31,003    4,602    9,923

Fixed charges per below                                                            5,158    1,330    2,531

Interest expense difference                                                          725      152       99

Less interest capitalized during the period                                         (115)       0        0
                                                                                  ------   ------   ------
Earnings                                                                          36,771    6,084   12,553
                                                                                  ------   ------   ------
Interest                                                                           3,300      989    1,963

Interest portion of rental expense                                                 1,439      259      542

Net amortization of debt issuance costs                                              304       82       26

Interest capitalized during the period                                               115        0        0
                                                                                  ------   ------   ------
Fixed Charges                                                                      5,158    1,330    2,531
                                                                                  ------   ------   ------
Pro Forma Ratio of Earnings to Fixed Charges                                         7.1      4.6      5.0
                                                                                  ======   ======   ======
Consolidated pro forma pretax income
 from continuing operations                                                       35,516    5,784   10,404

Fixed charges per below                                                           13,569    3,927    2,744

Interest expense difference                                                        3,119      977      166

Less interest capitalized during the period                                         (115)       0        0
                                                                                  ------   ------   ------
Earnings                                                                          52,089   10,688   13,314
                                                                                  ------   ------   ------
Interest                                                                          11,192    3,417    2,160

Interest portion of rental expense                                                 1,958      428      558

Net amortization of debt issuance costs                                              304       82       26

Interest capitalized during the period                                               115        0        0
                                                                                  ------   ------   ------
Fixed Charges                                                                     13,569    3,927    2,744
                                                                                  ------   ------   ------
Supplemental Pro Forma Ratio of Earnings to Fixed Charges                            3.8      2.7      4.9
                                                                                  ======   ======   ======

------------
(1) Gives effect to businesses acquired by the Company through March 31, 1997 as if such acquisitions were consummated as of January 1, 1996. The pro forma results of operations are not necessarily indicative of the results that would have occurred had the acquisitions been consummated as of January 1, 1996 or that might be attained in the future.